Investors: Juliet Cunningham +1.858.200.6583 ir@illumina.com

Media: Dr. Karen Birmingham +1.646.355.2111 kbirmingham@illumina.com

Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2020

San Diego -- (BUSINESS WIRE) - February 11, 2021 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the fourth quarter and fiscal year 2020.

Record fourth quarter revenue reflects a strong close to 2020:

•Revenue of $953 million, an increase of 20% compared to the third quarter of 2020 and $0.5 million higher compared to the prior year period
•GAAP net income attributable to Illumina stockholders for the quarter of $257 million, or $1.75 per diluted share, compared to $239 million, or $1.61 per diluted share, for the prior year period
•Non-GAAP net income attributable to Illumina stockholders for the quarter of $179 million, or $1.22 per diluted share, compared to $252 million, or $1.70 per diluted share, for the prior year period. Non-GAAP net income excludes net gains from mark-to-market adjustments on our strategic investments, primarily from our marketable equity securities (see the “Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $406 million compared to $443 million in the prior year period
•Free cash flow (cash flow from operations less capital expenditures) of $344 million for the quarter compared to $386 million in the prior year period

“Illumina delivered a strong finish to 2020 with record fourth quarter revenue exceeding our expectations,” said Francis deSouza, Chief Executive Officer. “We also had record orders in the quarter, including record sequencing instrument orders and the second highest quarter for NovaSeq instrument orders. Our business delivered strong sequential growth in the second half of 2020 and we expect continued recovery from the pandemic in 2021.”

Gross margin in the fourth quarter of 2020 was 66.1% compared to 69.5% in the prior year period. Excluding amortization of acquired intangible assets and expenses related to COVID-19, non-GAAP gross margin was 66.9% for the fourth quarter of 2020 compared to 70.2% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2020 were $200 million compared to $161 million in the prior year period. Non-GAAP R&D expenses as a percentage of revenue were 20.9% compared to 16.8% in the prior year period.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2020 were $298 million compared to $233 million in the prior year period. Excluding acquisition-related expenses, expenses related to COVID-19, and gain on litigation, non-GAAP SG&A expenses as a percentage of revenue were 25.1% compared to 22.2% in the prior year period.

Depreciation and amortization expenses were $50 million and capital expenditures for free cash flow purposes were $62 million during the fourth quarter of 2020. At the close of the quarter, the company held $3.5 billion in cash, cash equivalents and short-term investments, compared to $3.4 billion as of December 29, 2019.

Fiscal year 2020 results:

•Revenue of $3,239 million, a 9% decrease compared to $3,543 million in fiscal 2019
•GAAP net income attributable to Illumina stockholders of $656 million, or $4.45 per diluted share, compared to $1,002 million, or $6.74 per diluted share, in fiscal 2019
•Non-GAAP net income attributable to Illumina stockholders of $664 million, or $4.50 per diluted share, compared to $976 million, or $6.57 per diluted share, in fiscal 2019 (see the “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $1,080 million compared to $1,051 million in fiscal 2019
•Free cash flow (cash flow from operations less capital expenditures) of $891 million, compared to $842 million in fiscal 2019

Gross margin for fiscal 2020 was 68.0% compared to 69.6% in the prior year. Excluding amortization of acquired intangible assets, expenses and income related to COVID-19, and restructuring, non-GAAP gross margin was 69.0% for fiscal 2020 compared to 70.6% in the prior year period.

R&D expenses for fiscal 2020 were $682 million compared to $647 million in the prior year. Excluding expenses and income related to COVID-19, non-GAAP R&D expenses as a percentage of revenue were 21.0% compared to 18.2% in the prior year period.

SG&A expenses for fiscal 2020 were $941 million compared to $835 million in the prior year period. Excluding amortization of acquired intangible assets, acquisition-related expenses, expenses and income related to COVID-19, gain on litigation, and restructuring, non-GAAP SG&A expenses as a percentage of revenue were 24.6% compared to 22.0% in the prior year period.

Updates since our last earnings release:

•Expanded NextSeq 2000 flow cell offering with launch of the P3 Reagent Kit and started shipping the NextSeq 1000
•Announced TSO 500 partnerships with Bristol Myers Squibb, Kura Oncology, Myriad Genetics, and Merck to advance comprehensive genomic profiling
•Launched Illumina Connected Analytics enabling customers to manage, analyze, and explore large volumes of multi-omic data in a secure, scalable, and flexible environment
•Partnered with Harvard Pilgrim Health Care to expand access to whole-genome sequencing for genetic disease testing
•Won patent infringement suit against BGI in the United Kingdom
•Repurchased approximately $280 million of common stock in the fourth quarter with $15 million remaining for repurchase under our current plan
•Announced a collaboration with Sequoia Capital China to catalyze the genomic startup ecosystem in China

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2021, the company expects year-over-year revenue growth in the range of 17% to 20%, and expects GAAP earnings per diluted share of $4.76 to $5.01 and non-GAAP earnings per diluted share of $5.10 to $5.35. This guidance excludes the potential impact from the pending acquisition of GRAIL, which we expect to close in the second half of 2021.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, February 11, 2021. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (866) 211-4597 or 1 (647) 689-6853 outside North America, both with conference ID 3809129.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) the outcome of the pending acquisition of GRAIL, Inc.; (vi) our ability to manufacture robust instrumentation and consumables; (vii) the success of products and services competitive with our own; (viii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (ix) the impact of recently launched or pre-announced products and services on existing products and services; (x) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xi) our ability to obtain regulatory clearance for our products from government agencies; (xii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xiii) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xiv) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	January 3, 2021	December 29, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,810	$2,042
Short-term investments	1,662	1,372
Accounts receivable, net	487	573
Inventory	372	359
Prepaid expenses and other current assets	152	105
Total current assets	4,483	4,451
Property and equipment, net	922	889
Operating lease right-of-use assets	532	555
Goodwill	897	824
Intangible assets, net	142	145
Deferred tax assets, net	20	64
Other assets	589	388
Total assets	$7,585	$7,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$192	$149
Accrued liabilities	541	516
Long-term debt, current portion	511	—
Total current liabilities	1,244	665
Operating lease liabilities	671	695
Long-term debt	673	1,141
Other long-term liabilities	303	202
Stockholders’ equity	4,694	4,613
Total liabilities and stockholders’ equity	$7,585	$7,316

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	January 3, 2021	December 29, 2019	January 3, 2021	December 29, 2019
Revenue:
Product revenue	$831	$812	$2,735	$2,929
Service and other revenue	122	141	504	614
Total revenue	953	953	3,239	3,543
Cost of revenue:
Cost of product revenue (a)	254	230	788	802
Cost of service and other revenue (a)	62	55	220	240
Amortization of acquired intangible assets	7	6	28	34
Total cost of revenue	323	291	1,036	1,076
Gross profit	630	662	2,203	2,467
Operating expense:
Research and development (a)	200	161	682	647
Selling, general and administrative (a)	298	233	941	835
Total operating expense	498	394	1,623	1,482
Income from operations	132	268	580	985
Other income, net	166	1	276	133
Income before income taxes	298	269	856	1,118
Provision for income taxes	41	30	200	128
Consolidated net income	257	239	656	990
Add: Net loss attributable to noncontrolling interests	—	—	—	12
Net income attributable to Illumina stockholders	$257	$239	$656	$1,002

Earnings per share attributable to Illumina stockholders:
Basic	$1.76	$1.63	$4.48	$6.81
Diluted	$1.75	$1.61	$4.45	$6.74
Shares used in computing earnings per common share:
Basic	146	147	147	147
Diluted	147	148	148	149

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Year Ended
	January 3, 2021	December 29, 2019	January 3, 2021	December 29, 2019
Cost of product revenue	$8	$5	$21	$19
Cost of service and other revenue	1	1	4	4
Research and development	26	16	74	66
Selling, general and administrative	44	28	95	105
Stock-based compensation expense before taxes (1)	$79	$50	$194	$194
(1) Includes stock-based compensation of $1.5 million for Helix in fiscal year 2019.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Year Ended
	January 3, 2021	December 29, 2019	January 3, 2021	December 29, 2019
Net cash provided by operating activities	$406	$443	$1,080	$1,051
Net cash (used in) provided by investing activities	(33)	(104)	(554)	745
Net cash used in financing activities	(331)	(115)	(766)	(897)
Effect of exchange rate changes on cash and cash equivalents	7	3	8	(1)
Net increase (decrease) in cash and cash equivalents	49	227	(232)	898
Cash and cash equivalents, beginning of period	1,761	1,815	2,042	1,144
Cash and cash equivalents, end of period	$1,810	$2,042	$1,810	$2,042

Calculation of free cash flow:
Net cash provided by operating activities (b)	$406	$443	$1,080	$1,051
Purchases of property and equipment	(62)	(57)	(189)	(209)
Free cash flow (a)	$344	$386	$891	$842
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.
(b) Net cash provided by operating activities in fiscal 2019 included an $84 million payment of the accreted debt discount related to the conversions of our 2019 Notes.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Year Ended
	January 3, 2021	December 29, 2019	January 3, 2021	December 29, 2019
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.75	$1.61	$4.45	$6.74
Cost of revenue (b)	0.05	0.04	0.21	0.23
Research and development costs (b)	—	0.01	0.01	0.02
Selling, general and administrative costs (b)	0.40	0.14	0.98	0.36
Other (income) expense, net (b)	(0.99)	0.08	(1.60)	(0.47)
Incremental non-GAAP tax expense (c)	0.07	(0.09)	0.02	(0.11)
Income tax benefit (d)	(0.06)	(0.09)	(0.18)	(0.20)
Tax expense related to increase in valuation allowance (e)	—	—	0.42	—
Tax expense related to cost-sharing arrangement (f)	—	—	0.19	—
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (a)	$1.22	$1.70	$4.50	$6.57

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Year Ended
	January 3, 2021	December 29, 2019	January 3, 2021	December 29, 2019
GAAP net income attributable to Illumina stockholders	$257	$239	$656	$1,002
Cost of revenue (b)	8	6	32	34
Research and development costs (b)	—	1	1	3
Selling, general and administrative costs (b)	59	21	145	54
Other (income) expense, net (b)	(146)	13	(236)	(70)
Incremental non-GAAP tax expense (c)	10	(14)	3	(16)
Income tax benefit (d)	(9)	(14)	(27)	(31)
Tax expense related to increase in valuation allowance (e)	—	—	62	—
Tax expense related to cost-sharing arrangement (f)	—	—	28	—
Non-GAAP net income attributable to Illumina stockholders (a)	$179	$252	$664	$976
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock compensation cost.

(e) Amount represents tax expense related to the valuation allowance established against the deferred tax asset for California research and development credits.
(f) Amount represents tax expense related to the finalization of the Altera court case which determined stock-based compensation must be included in intercompany cost sharing payments.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Year Ended
	January 3, 2021		December 29, 2019		January 3, 2021		December 29, 2019
GAAP gross profit (b)	$630	66.1%	$662	69.5%	$2,203	68.0%	$2,467	69.6%
Amortization of acquired intangible assets	7	0.7%	6	0.7%	28	0.9%	34	1.0%
Expenses related to COVID-19 (c)	1	0.1%	—	—	6	0.2%	—	—
Income related to COVID-19 (d)	—	—	—	—	(4)	(0.1)%	—	—
Restructuring (e)	—	—	—	—	2	—	—	—
Non-GAAP gross profit (a)	$638	66.9%	$668	70.2%	$2,235	69.0%	$2,501	70.6%

GAAP research and development expense	$200	20.9%	$161	16.9%	$682	21.1%	$647	18.3%
Expenses related to COVID-19 (c)	—	—	—	—	(4)	(0.1)%	—	—
Income related to COVID-19 (d)	—	—	—	—	3	—	—	—
Restructuring (e)	—	—	(1)	(0.1)%	—	—	(3)	(0.1)%
Non-GAAP research and development expense	$200	20.9%	$160	16.8%	$681	21.0%	$644	18.2%

GAAP selling, general and administrative expense	$298	31.2%	$233	24.4%	$941	29.0%	$835	23.5%
Amortization of acquired intangible assets	—	—	(1)	(0.1)%	(1)	—	(2)	—
Acquisition-related expenses (f)	(52)	(5.4)%	(12)	(1.3)%	(158)	(4.8)%	(43)	(1.2)%
Expenses related to COVID-19 (c)	(9)	(0.9)%	—	—	(18)	(0.5)%	—	—
Gain on litigation (g)	2	0.2%	—	—	27	0.9%	—	—
Income related to COVID-19 (d)	—	—	—	—	3	—	—	—
Restructuring (e)	—	—	(8)	(0.8)%	2	—	(9)	(0.3)%
Non-GAAP selling, general and administrative expense	$239	25.1%	$212	22.2%	$796	24.6%	$781	22.0%

GAAP operating profit	$132	13.9%	$268	28.1%	$580	17.9%	$985	27.8%
Cost of revenue	8	0.9%	6	0.7%	32	1.0%	34	1.0%
Research and development costs	—	—	1	0.1%	1	—	3	0.1%
Selling, general and administrative costs	59	6.1%	21	2.1%	145	4.5%	54	1.5%
Non-GAAP operating profit (a)	$199	20.9%	$296	31.0%	$758	23.4%	$1,076	30.4%

GAAP other income, net	$166	17.4%	$1	0.1%	$276	8.5%	$133	3.8%
Non-cash interest expense (h)	12	1.3%	11	1.2%	43	1.3%	49	1.4%
Strategic investment related (gain) loss, net (i)	(159)	(16.7)%	2	0.1%	(300)	(9.2)%	(66)	(1.9)%
Loss on derivative assets (j)	—	—	—	—	25	0.8%	—	—
Bridge facility fees (k)	3	0.3%	—	—	3	—	—	—
(Gain) loss on contingent value right (l)	(2)	(0.2)%	—	—	(7)	(0.2)%	1	—
Gains on deconsolidation (m)	—	—	—	—	—	—	(54)	(1.5)%
Non-GAAP other income, net (a)	$20	2.1%	$14	1.4%	$40	1.2%	$63	1.8%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily a one-time allowance paid to employees working remotely to help with additional expenses, write-off of unused COVID-19 lab equipment, premium pay for onsite essential workers, employee testing, incremental cleaning, and personal protective equipment.
(d) Amounts consist of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in Singapore.
(e) Amounts consist primarily of employee costs, net of adjustments, related to restructuring.
(f) Amount for Q4 2020 consists primarily of acquisition-related expenses related to the pending acquisition of GRAIL. Amount for fiscal year 2020 consists primarily of expenses related to the Continuation Advances and Reverse Termination Fee paid to Pacific Biosciences and expenses related to the pending acquisition of GRAIL. Amounts for Q4 and fiscal year 2019 consist primarily of expenses related to the Pacific Biosciences acquisition which was terminated on January 2, 2020.
(g) Amount consists of a gain related to a patent litigation judgement.
(h) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(i) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(j) Amounts consist of fair value adjustments on our derivative assets related to the terminated acquisition with Pacific Biosciences.
(k) Amounts consist of expenses related to the bridge facility commitment obtained in advance of the acquisition of GRAIL.
(l) Amounts consist of fair value adjustments related to our contingent value right received from Helix.
(m) Amount consists of the $39 million gain recognized as a result of the Helix deconsolidation and a $15 million gain that resulted from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 29, 2019 filed with the SEC on February 10, 2020, Form 10-Q for the fiscal quarter ended March 29, 2020, Form 10-Q for the fiscal quarter ended June 28, 2020, and Form 10-Q for the fiscal quarter ended September 27, 2020. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2021
GAAP diluted earnings per share (a)	$4.76 - $5.01
Amortization of acquired intangible assets	0.18
Non-cash interest expense (b)	0.24
Incremental non-GAAP tax expense (c)	(0.08)
Non-GAAP diluted earnings per share (a)	$5.10 - $5.35
(a) Guidance excludes the potential impact of the pending acquisition of GRAIL, which is expected to close in the second half of 2021.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.